SOUTHWESTERN ENERGY COMPANY
                          NONQUALIFIED RETIREMENT PLAN

                                  PLAN DOCUMENT
























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                                TABLE OF CONTENTS
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ARTICLE I             PURPOSE OF PLAN..................................     1
        1.1           Purpose of Plan..................................     1

ARTICLE II            DEFINITIONS......................................     1
        2.1           Account..........................................     1
        2.2           Basic Plan.......................................     1
        2.3           Beneficiary......................................     1
        2.4           Board............................................     1
        2.5           Code.............................................     1
        2.6           Committee........................................     1
        2.7           Company..........................................     1
        2.8           Company Contribution.............................     2
        2.9           Compensation.....................................     2
       2.10           Deferral Contribution............................     2
       2.11           Effective Date...................................     2
       2.12           Eligible Employee................................     2
       2.13           Entry Date.......................................     2
       2.14           Matching Contribution............................     2
       2.15           Nonqualified Deferral Contribution ..............     2
       2.16           Nonqualified Matching Contribution ..............     2
       2.17           Participant .....................................     2
       2.18           Participant Enrollment and Election Form.........     3
       2.19           Plan.............................................     3
       2.20           Plan Year........................................     3
       2.21           Transfer Date....................................     3
       2.22           Trust............................................     3
       2.23           Trustee..........................................     3
       2.24           Valuation Date...................................     3

ARTICLE III           ELIGIBILITY AND PARTICIPATION....................     3
        3.1           Requirements.....................................     3
        3.2           Re-employment....................................     3
        3.3           Change of Employment Category....................     3

ARTICLE IV            NONQUALIFIED DEFERRAL CONTRIBUTIONS..............     4
        4.1           Nonqualified Deferral Elections..................     4
        4.2           Payroll Deductions...............................     4
        4.3           Timing of Contribution...........................     4


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ARTICLE V             NONQUALIFIED MATCHING CONTRIBUTIONS..............     4
        5.1           Nonqualified Matching Percentage.................     4
        5.2           Timing of Match..................................     4

ARTICLE VI            COMPANY CONTRIBUTION.............................     4
        6.1           Company Contribution.............................     4
        6.2           Timing of Contribution...........................     5

ARTICLE VII           PLAN ACCOUNTS....................................     5
        7.1           Establishment of Accounts........................     5
        7.2           Nonqualified Deferral Account....................     5
        7.3           Nonqualified Matching Account....................     5
        7.4           Company Contribution Account.....................     5
        7.5           Allocation of Income.............................     5

ARTICLE VIII          TRANSFERS TO BASIC PLAN..........................     5
        8.1           In General.......................................     5
        8.2           Nonqualified Deferral Account Transfers..........     5
        8.3           Nonqualified Matching Account Transfers..........     6
        8.4           Frequency of Transfers...........................     6
        8.5           Restriction......................................     6
        8.6           Employee Election................................     6

ARTICLE IX            ALLOCATION OF FUNDS..............................     6
        9.1           Allocation of Earnings or Losses on Accounts.....     6
        9.2           Accounting for Distributions.....................     6
        9.3           Interim Valuations...............................     6

ARTICLE X             VESTING..........................................     7
       10.1           Nonqualified Deferral Contributions..............     7
       10.2           Nonqualified Matching Contributions..............     7
       10.3           Company Contributions............................     7

ARTICLE XI            PAYMENTS OF BENEFITS.............................     7
       11.1           Payments of Benefits.............................     7
       11.2           Payments Upon Hardship...........................     7
       11.3           Payments Upon Change in Control..................     8

ARTICLE XII           COMMITTEE ADMINISTRATION.........................     8
       12.1           Committee........................................     8

ARTICLE XIII          THE TRUST........................................     9
       13.1           Establishment of Trust...........................     9



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ARTICLE XIV           ADMINISTRATION...................................     9
       14.1           Administrative Authority.........................     9
       14.2           Mutual Exclusion of Responsibility...............    10
       14.3           Uniformity of Discretionary Acts.................    10
       14.4           Litigation.......................................    10
       14.5           Payment of Administration Expenses...............    10
       14.6           Claims Procedure.................................    10
       14.7           Liability of Committee, Indemnification..........    11
       14.8           Expenses.........................................    12
       14.9           Taxes............................................    12
      14.10           Attorney's Fees..................................    12

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                           ARTICLE I - PURPOSE OF PLAN

1.1 PURPOSE OF PLAN. The Company intends and desires by the adoption of this Plan to recognize the value to the Company of the past and present services of Eligible Employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provisions for their future retirement security.

This Plan has been  adopted  to provide  certain  select  management  and highly
compensated   employees  of  Southwestern   Energy  Company  covered  under  the
Southwestern Energy Company 401(k) Savings Plan (the "Basic Plan") the opportunity to accumulate deferred compensation which cannot be accumulated under the Basic Plan because of the limitations on deferrals under Code Section 402(g) (the "Deferral Limit"), the limitations on annual additions under Code
Section 415 (the "415 Limit"), the limitations on tax-qualified pension plan benefits under Code Section 401(a)(17) (the "Pay Cap"), and because Deferral Contributions and Matching Contributions have been required to be returned under the Basic Plan because of the nondiscrimination rules under Code Sections 401(k)(3) ("ADP Restrictions") or 401(m)(2) ("ACP Restrictions").

This Plan is intended to be "a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and shall be interpreted and administered in a manner consistent with that intent.

                            ARTICLE II - DEFINITIONS

2.1 ACCOUNT means those separate accounts established and maintained under the Plan in the name of each Participant as required pursuant to the provisions of
Article VII.

2.2  BASIC PLAN means the Southwestern Energy Company 401(k) Savings Plan.

2.3 BENEFICIARY means a Participant's beneficiary or beneficiaries identified on the Participant Enrollment and Election Form.

2.4  BOARD means the Board of Directors of Southwestern Energy Company.

2.5 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

2.6  COMMITTEE means the Retirement Committee appointed by the Board.

2.7 COMPANY means Southwestern Energy Company or any company which is a successor as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.


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2.8 COMPANY  CONTRIBUTION means an amount contributed by the Company pursuant to the provisions of Article VI.

2.9  COMPENSATION   means  base  salary  or  wages,   plus  overtime,   bonuses,
commissions, etc., which is paid the employee by the Company for the performance of duties during the Plan Year.

2.10 DEFERRAL CONTRIBUTION means those contributions by the Company to the Basic Plan for a Plan Year on behalf of and on account of the qualified cash or deferral elections within the meaning of Code Section 401(k) made by the participants in the Basic Plan.

2.11  EFFECTIVE DATE means the date on which the Company adopts the Plan.

2.12 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Company who is determined by the Committee to be a member of a select group of management or highly compensated employees, who is designated by the Committee to be eligible under the Plan, and who is a participant in the Basic Plan. By fifteen days prior to the beginning of a Plan Year, the Company shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Company determines that an employee first becomes an Eligible Employee during a Plan Year, the Company shall notify such employee of its determination and of the date during the Plan Year on which the employee shall first become an Eligible Employee.

2.13  ENTRY  DATE  means the  "Entry  Date" as that term is defined in the Basic
Plan.

2.14 MATCHING CONTRIBUTION means those contributions by the Company to the Basic Plan for a Plan Year on account of the Deferral Contributions made during that Plan Year by the participants in the Basic Plan.

2.15 NONQUALIFIED DEFERRAL CONTRIBUTION means Compensation that is due to be earned and which would otherwise be paid to the Participant, which the Participant elects to defer under the Plan, determined without regard to the Deferral Limit, the 415 Limit, the Pay Cap or the ADP Restrictions under the Basic Plan, and which is contributed on behalf of each Participant by the Company pursuant to the provisions of Article IV.

2.16 NONQUALIFIED MATCHING CONTRIBUTION means an amount contributed by the Company on account of the Participant's Nonqualified Deferral Contribution, pursuant to the provisions of Article V.

2.17 PARTICIPANT means any person so designated in accordance with the provisions of Article III, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.


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2.18  PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a
Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

2.19  PLAN means this Southwestern Energy Company Non-Qualified Retirement Plan.

2.20 PLAN YEAR means the "Plan Year" as that term is defined in the Basic Plan.

2.21  TRANSFER   DATE  means  the  date  on  which  amounts   credited  to  each
Participant's Account for the Plan Year are transferred to the Basic Plan.

2.22  TRUST means the trust fund established pursuant to the Plan.

2.23 TRUSTEE means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

2.24 VALUATION DATE means the last day of each Plan Year and any other date that the Company, in its sole discretion, designates as a Valuation Date.


                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1 REQUIREMENTS. Every Eligible Employee as of the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Employee must execute a valid Participant Enrollment and Election Form in such manner as the Company may require and must agree to make Nonqualified Deferral Contributions as provided in Article IV.

3.2 RE-EMPLOYMENT. If a Participant whose employment with the Company is terminated is subsequently re-employed, he or she shall become a Participant in the Plan in accordance with the provisions of Section 3.1 of this Article.

3.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Company, but either ceases to be an Eligible Employee or a participant in the Basic Plan, he or she shall not be eligible to make additional Nonqualified Deferral Contributions under this Plan.


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                ARTICLE IV - NONQUALIFIED DEFERRAL CONTRIBUTIONS

4.1 NONQUALIFIED DEFERRAL ELECTIONS. In accordance with rules established by the Company, a Participant may elect to make a Nonqualified Deferral Contribution with respect to a Plan Year by use of a Participant Enrollment and Election Form at the same time and in the same manner as the Participant would elect to have a Deferral Contribution made on his or her behalf under the Basic Plan. In addition, a participant in the Basic Plan who becomes a Participant during the Plan Year may elect to make a Nonqualified Deferral Contribution with respect to the remaining portion of the Plan Year by use of a Participant Enrollment and Election Form at the same time and in the same manner as if the Participant had become eligible to elect to have a Deferral Contribution made on his or her behalf under the Basic Plan.

4.2 PAYROLL DEDUCTIONS. Nonqualified Deferral Contributions shall be made through payroll deductions. The Participant may change the amount of his or her Nonqualified Deferral Contribution amount by delivering to the Company at least fifteen days prior to the beginning of any quarter a new Participant Enrollment and Election Form, at the same time and in the same manner required for changes to a Deferral Contribution under the Basic Plan, with such change being first effective for Compensation to be earned in the first payroll period of the quarter. Once made, a Nonqualified Deferral Contribution payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form delivered to the Company.

4.3 TIMING OF CONTRIBUTION. Nonqualified Deferral Contributions shall be made at the same time and in the same manner as Deferral Contributions.


                 ARTICLE V - NONQUALIFIED MATCHING CONTRIBUTIONS

5.1 NONQUALIFIED MATCHING PERCENTAGE. The Company shall make a Nonqualified Matching Contribution on behalf of a Participant, and on account of the Participant's Nonqualified Deferral Contributions for a Plan Year, at the same rate as the Matching Contribution for the Plan Year. Nonqualified Matching Contributions will be made only to the extent they do not exceed three (3) percent of the Participant's base salary and wages, excluding overtime, bonuses and commissions for the Plan Year.

5.2 TIMING OF MATCH. Nonqualified Matching Contributions shall be made at the same time and in the same manner as Matching Contributions.


                       ARTICLE VI - COMPANY CONTRIBUTIONS

6.1 COMPANY CONTRIBUTION. In its sole discretion, the Company may make a Company Contribution on behalf of Participant, in addition to any Nonqualified Matching Contributions, in an amount determined by the Company in accordance with (a) and/or (b) below:

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           (a)A percentage of each Participant's Compensation for the Plan Year;

           (b)A percentage of some or all of the Participant's Nonqualified Deferral Contribution for the Plan Year.

6.2 TIMING OF CONTRIBUTION. Company Contributions shall be made as soon as administratively feasible after declared by the Board.


                           ARTICLE VII - PLAN ACCOUNTS

7.1 ESTABLISHMENT OF ACCOUNTS. There shall be established and maintained by the Company separate Accounts in the name of each Participant, as required and as described in this Article VII.

7.2 NONQUALIFIED DEFERRAL ACCOUNT. The Company shall establish an Account to which are credited a Participant's Nonqualified Deferral Contributions, plus amounts equal to any income, gains, or losses (to the extent realized, based upon fair market value of the Account's assets) attributable or allocable to the Participant's Account.

7.3 NONQUALIFIED MATCHING ACCOUNT. The Company shall establish an Account to which are credited a Participant's Nonqualified Matching Contributions, plus amounts equal to any income, gains, or losses (to the extent realized, based upon fair market value of the Account's assets) attributable or allocable to the Participant's Account.

7.4 COMPANY CONTRIBUTION ACCOUNT. The Company shall establish an Account to which are credited a Participant's Company Contributions, plus amounts equal to any income, gains, or losses (to the extent realized, based upon fair market value of the Account's assets) attributable or allocable to the Participant's Account.

7.5 ALLOCATION OF INCOME. The Company shall have the discretion to allocate such income, gains, or losses among Accounts pursuant to such allocation rules as the Company deems to be reasonable and administratively practicable.


                     ARTICLE VIII-- TRANSFERS TO BASIC PLAN

8.1 IN GENERAL. A transfer made pursuant to this Article shall not constitute a Payment of Benefits, as that phrase is referenced in Article XI.

8.2 NONQUALIFIED DEFERRAL ACCOUNT TRANSFERS. As soon as administratively feasible after the end of a Plan Year, but in no event later than 90 days following the end of that Plan Year, the Company shall transfer to the Basic Plan all the Nonqualified Deferral Contributions credited to each Participant's Nonqualified Deferral Account for that Plan Year,

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but in no event shall an amount be  transferred  that would cause the Basic Plan to be negatively impacted by the existing ADP Restrictions for such Plan Year.

8.3 NONQUALIFIED MATCHING ACCOUNT TRANSFERS. As soon as administratively feasible after the end of a Plan Year, but in no event later than 90 days following the end of that Plan Year, the Company shall transfer to the Basic Plan all the Nonqualified Matching Contributions credited to each Participant's Nonqualified Matching Account for that Plan Year, but in no event shall an amount be transferred that would cause the Basic Plan to be negatively impacted by the existing ACP Restrictions for such Plan Year.

8.4 FREQUENCY OF TRANSFERS. In its sole discretion, the Company may make multiple transfers under Sections 8.2 and 8.3 during the Plan Year.

8.5 RESTRICTION. No transfer shall occur under Sections 8.2 or 8.3 unless the terms of the Basic Plan specifically provide that such transfers will be accepted.

8.6 EMPLOYEE ELECTION. An Eligible Employee may make an election prior to the end of the Plan Year to not make the transfers under Sections 8.2 and 8.3. This election can be for all or a portion of the transfers.


                        ARTICLE IX - ALLOCATION OF FUNDS

9.1 ALLOCATION OF EARNINGS OR LOSSES ON ACCOUNTS. Each Participant's Account shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Participant's investment preferences when investing amounts credited to the Participant's Accounts. Such investment preferences shall be related to the Trustee at the time and in the manner prescribed by the Company, in its sole discretion. The Participant's Accounts will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of each investment, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each investment option within the Trust since the preceding Valuation Date shall be allocated among all Participants' Accounts to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts to be invested within that investment option.

9.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution under the Plan to a Participant or his or her Beneficiary or Beneficiaries, such distribution shall be charged to the applicable Participant's Account.

9.3 INTERIM VALUATIONS. If it is determined by the Company that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation Date upon which the distribution is to be based, the Company, in its

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discretion,  shall  have the right to  designate  any date in the  interim  as a
Valuation Date for the purpose of revaluing the Trust so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.


                               ARTICLE X - VESTING

10.1 NONQUALIFIED DEFERRAL CONTRIBUTIONS. A Participant shall always be one hundred percent (100%) vested in amounts credited to his or her Nonqualified Deferral Account.

10.2 NONQUALIFIED MATCHING CONTRIBUTIONS. A Participant shall always have the same vesting percentage in his or her Nonqualified Matching Account as he or she has in his or her Matching Contribution account under the Basic Plan. However, in the event of a Change in Control, as defined in Section 11.3, a Participant shall become 100% vested in his or her Nonqualified Matching Account if the Participant's employment terminates with the Company during the two year period prior to or following the Change in Control.

10.3 COMPANY CONTRIBUTIONS. A Participant 's Company Contribution Account will be subject to the same vesting schedule and forfeiture provisions as his or her Matching Contribution Account under the Basic Plan. However, in the event of a Change in Control, as defined in Section 11.3, a Participant shall become 100% vested in his or her Company Contribution Account if the Participant's employment terminates with the Company during the two year period prior to or following the Change in Control.


                        ARTICLE XI - PAYMENTS OF BENEFITS

11.1 PAYMENTS OF BENEFITS. The benefit payable under this Plan on account of a Participant's termination of employment, retirement, disability, hardship, or death shall be distributed in a cash lump sum as soon as practicable and no later than sixty (60) days after the earlier of such termination of employment, retirement, incurrence of disability (as determined by the Committee), hardship, or death. Any death benefit payable under the Plan shall be payable to the Participant's Beneficiary. In the event of a Change in Control, as defined in
Section 11.3, any additional benefit pursuant to an increase in vesting as described in Section 10.2 and 10.3 under the Plan shall be distributed in a cash lump sum as soon as practicable and no later than sixty (60) days after the Change in Control.

11.2 PAYMENTS UPON HARDSHIP. In the event of a hardship of the Participant, the Participant may apply to the Company for the distribution of all or any part of his or her Accounts in the same manner, and under the same terms and conditions, as under the Basic Plan. Upon a finding of hardship under the Basic Plan, the Company shall instruct the Trustee to make the appropriate distribution to the Participant from amounts contributed to the Trust by the Company in respect of the Participant's Accounts. In no event shall the aggregate amount of the distribution exceed the value of the Participant's Accounts. For purposes of this Section, the

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value of the  Participant's  Accounts  shall be determined as of the date of the distribution. A distribution may be made under this Section only with the consent of the Company's Committee.

11.3 PAYMENTS UPON CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, a Participant's Account shall be distributed to the Participant in a cash lump-sum within sixty (60) days after a Change in Control. For purposes of this Section, a "Change in Control" shall mean the occurrence of any of the following:

                   (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any employee benefit plan sponsored or maintained by the Company (or any trustee of such plan acting as trustee);

                   (ii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company);

                   (iii) any individual who is nominated by the Board for election to the Board on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

                   (iv) a "change in control" of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs; or

                   (v) a majority of the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur.


                     ARTICLE XII - COMMITTEE ADMINISTRATION

12.1 COMMITTEE. The Committee shall administer, construe, and interpret this Plan and shall determine, subject to the provisions of this Plan in a manner consistent with the administration of the Basic Plan, the Eligible Employees who become Participants in the Plan from time to time and the amount, if any, due a Participant (or his or her Beneficiary) under this Plan. No member of the Committee shall be liable for any act done or determination made in good faith. No member of the Committee who is a Participant in this Plan may vote on matters affecting his or her personal benefit under this Plan, but any such member shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his or her participation herein. In carrying out its duties herein, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters

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entrusted to it, and its  determinations  shall be given  deference and shall be final and binding on all interested parties. In the event of a Change in Control, as defined in Section 11.3, all investment powers of the Committee shall be terminated and such investment powers shall be transferred to the Trustee. Such investment powers will then be exercisable at the sole discretion of the Trustee, subject to the terms of the Trust.


                             ARTICLE XIII--THE TRUST

13.1 ESTABLISHMENT OF TRUST. The Company shall establish the Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Company and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


                           ARTICLE XIV--ADMINISTRATION

14.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all actions including the right to amend or terminate the Plan, and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

(a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

(b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d)    Make  determinations  with  respect to the  eligibility  of any  Eligible
       Employee  as  a  Participant  and  make  determinations   concerning  the
       crediting and distribution of Plan Accounts.

(e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Company shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of such firms or persons. The Company shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Company. Further, the Company may authorize one or more persons to execute any certificate or document on behalf of the Company, in which event any person notified by the Company of such authorization shall be entitled to accept and; conclusively rely upon any such certificate or document executed by such person as representing action by the Company until such third person shall have been notified of the revocation of such authority. In the event of a Change in Control, as defined in Section 11.3, the Company must notify the Participants prior to terminating the Trustee pursuant to this Section 14.1(e).

14.2 MUTUAL EXCLUSION OF RESPONSIBILITY. Neither the Trustee nor the Company shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

14.3 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Company are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

14.4 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

14.5 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan and the Trust, including any taxes payable by the Company in respect of the Plan or Trust or payable by or from the Trust pursuant to its terms, shall be paid by the Company.

14.6  CLAIMS PROCEDURE.

     (a) Notice of Claim. Any Eligible Employee or beneficiary, or the duly authorized representative of an Eligible Employee or beneficiary, may file with the Committee a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Committee and must be delivered to the Committee, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Committee shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety
           (90) days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety (90) day period. The Committee shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise his or her right to review pursuant to Sections 14.6(c) and 14.6(d) of the Plan, as applicable.

     (b) Action on Claim. The Committee shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

           (i)    The specific reason or reasons for the denial;

           (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

           (iii) A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

           (iv)   An explanation of the Plan's claim review procedure.

     (c) Review of Denial. Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Committee, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Committee, in writing, issues and comments concerning the claim.

     (d) Decision on Review. Upon the Committee's receipt of a notice of a request for review, the Committee shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than sixty (60) days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty
           (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Committee prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be denied on review.

14.7 LIABILITY OF COMMITTEE, INDEMNIFICATION. To the extent permitted by law, the Committee or any Company employee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.

14.8 EXPENSES. The cost of the establishment of the Plan and the adoption of the Plan by Company, including but not limited to legal and accounting fees, shall be borne by the Company.

14.9 TAXES. All amounts payable hereunder shall be reduced by any and all federal, state, and local taxes imposed upon an Eligible Employee or his or her beneficiary which are required to be paid or withheld by Company. The determination of Company regarding applicable income and employment tax withholding requirements shall be final and binding on the Eligible Employee.

14.10 ATTORNEY'S FEES. Company shall pay the reasonable attorney's fees incurred by any Eligible Employee in an action brought against Company to enforce Eligible Employee's rights under the Plan, provided that such fees shall only be payable in the event that the Eligible Employee prevails in such action.



ATTEST:                                             SOUTHWESTERN ENERGY COMPANY

/s/ GREG D.KERLEY                           By:     /s/ CHARLES E. SCHARLAU
-----------------                                   ----------------------------
Greg D. Kerley                                      Charles E. Scharlau
Vice President -                                    Chairman and Chief Executive
Treasurer and Secretary                             Officer



[SEAL]                                      Date:   ____________________________

                                            Effective Date:  October 4, 1995




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